UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 31, 2012

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway

Lakewood, Colorado 80228

(Address of principal executive offices) (Zip Code)

(303) 986-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 31, 2012, Vitamin Cottage Natural Food Markets, Inc. (the “Operating Company”), a wholly owned subsidiary of Natural Grocers by Vitamin Cottage, Inc. (the “Company”), entered into an Eleventh Amendment to Credit Agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”), as Lender and Administrative Agent.

The Eleventh Amendment to Credit Agreement:

•      Reduced the revolving credit facility from $21.0 million to $15.0 million, and lowered the commitment fee applicable to amounts not borrowed under that reduced facility from 0.375% to 0.20%.

•      Removed Boulder Vitamin Cottage Group, LLC (“BVC”), a wholly owned subsidiary of the Operating Company, from the scope of the credit agreement as a result of the merger of BVC into the Operating Company on the date of the amendment.

•      Deleted a provision regarding the conversion of term loans to revolving loans following an initial public offering because the Operating Company repaid the only term loan under the credit agreement in July 2012.

•      Added an exception allowing the Operating Company, if no default or event of default exists, to pay cash dividends to the Company for various audit, accounting, tax, securities, indemnification, reimbursement, insurance and other reasonable expenses in the ordinary course of business.

•      Required the Company to deliver a guaranty, a pledge and security agreement and a certificate representing 100% of the equity interests of the Operating Company together with stock powers.

In connection with the Eleventh Amendment to Credit Agreement, the Operating Company made a Third Amended and Restated Promissory Note in the amount of $15.0 million to JPMorgan, as Lender, under which the Operating Company agreed to pay to JP Morgan the unpaid principal amount of all revolving loans under the credit agreement together with interest.

Additionally, the Company made a Guaranty Agreement dated October 31, 2012 in favor of JPMorgan, as Secured Party and Administrative Agent, under which the Company guaranteed the payment of the Operating Company’s obligations under the credit agreement.

Finally, the Company entered into a Pledge and Security Agreement dated October 31, 2012 with JPMorgan, as Administrative Agent, for the benefit of JPMorgan, as Secured Party, under which the Company granted a lien on and security interest in the Company’s assets for the payment of the Operating Company’s obligations under the credit agreement.

The foregoing descriptions are qualified in their entirety by reference of the Eleventh Amendment to Credit Agreement, Third Amended and Restated Promissory Note, Guaranty Agreement and Pledge and Security Agreement, which are filed as exhibits to this Current Report and incorporated by reference into it.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Please see the discussion under Item 1.01 above, which is hereby incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Eleventh Amendment to Credit Agreement between Vitamin Cottage Natural Food Markets, Inc. and JPMorgan Chase Bank, N.A., as Lender and as Administrative Agent, dated October 31, 2012.

10.2	Third Amended and Restated Promissory Note made by Vitamin Cottage Natural Food Markets, Inc., to JPMorgan Chase Bank, N.A., as Lender, dated October 31, 2012.
10.3	Guaranty made by Natural Grocers by Vitamin Cottage, Inc. in favor of JPMorgan Chase Bank, N.A., as Administrative Agent and Secured Party, dated October 31, 2012.
10.4

Pledge and Security Agreement between Natural Grocers by Vitamin Cottage, Inc. Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent, for the benefit of JPMorgan Chase, N.A., as Lender, dated October 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 2012

Natural Grocers by Vitamin Cottage, Inc.

By:	/s/Kemper Isely
Name:	Kemper Isely
Title:	Co-President